                                                                    Exhibit 8(c)

[Letterhead]

                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable universal life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-61672). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                          /s/ Sutherland, Asbill & Brennan,
                                          L.L.P.

                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.

Washington, D.C.
April 23, 1997